EXHIBIT 5




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                              HART & TRINEN, L.L.P.
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Donald T. Trinen                                      Facsimile:  (303) 839-5414
                                 (303) 839-0061
  -----------

  Will Hart

                                 October 4, 2011

CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182

     This letter will constitute our opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of up to 13,333,334 shares of common stock, Series F warrants to purchase 12,000,000 shares of CEL-SCI's common stock, Series G warrants to purchase 667,667 shares of CEL-SCI's common stock, as well as shares issuable upon the exercise of the Series F and Series G warrants, all as referred to in the Registration Statement on Form S-3 (File No. 333-160794) filed with the Securities and Exchange Commission.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion:

     o    the  13,333,334  shares  of common  stock  mentioned  above  have been
          legally   issued   and  these   shares   represent   fully   paid  and
          non-assessable shares of CEL-SCI's common stock;

     o the Series F and Series G warrants have been legally issued and are fully paid and non-assessable; and

     o the shares of common stock issuable upon the exercise of the Series G and Series F warrants, when the warrants are exercised in accordance with their terms, will be legally issued and will represent fully paid and non-assessable shares of CEL-SCI's common stock.

                                           Very truly yours,

                                           HART & TRINEN

                                           /s/ William T. Hart

                                           William T. Hart

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